Exhibit 99.1
Unaudited Pro Forma Consolidated Financial Statements
On September 12, 2024, the Company consummated the disposition of the San Francisco Assets for approximately $10.9 million in cash, before customary closing and transaction costs. The disposition resulted in net cash proceeds after customary closing and transaction costs of $9.8 million.
The following unaudited pro forma consolidated financial statements of the Company have been prepared to show the pro forma effect of the disposal of the San Francisco Assets by applying pro forma adjustments to our historical financial information. The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.
The pro forma unaudited condensed consolidated statement of net assets has been presented as if the sale of the San Francisco Assets had occurred as of June 30, 2024. The pro forma unaudited condensed consolidated statements of changes in net assets for the six months ended June 30, 2024 are presented as if the sale of the San Francisco Assets had occurred on January 1, 2024.
The following unaudited pro forma consolidated financial information is intended to provide investors with information about the impact of the sale of the San Francisco Assets by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2023 and on Form 10-Q for the six-month period ended June 30, 2024.
F-1

Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
As of June 30, 2024
(Liquidation Basis, in thousands)

	Historical (a)	Transaction (b)		Pro Forma
ASSETS
Real estate	$25,000	$(10,930)	(b)	$14,070
Cash, cash equivalents and restricted cash	1,571	(25)	(e)	1,546
Tenant receivables	855	(36)		819
Other assets	—	—		—
TOTAL ASSETS	$27,426	$(10,991)		$16,435

LIABILITIES
Liabilities for estimated costs in excess of estimated receipts during liquidation	$3,513	$(1,069)		$2,444
Notes payable	18,000	(9,848)	(c)	8,152
Accounts payable and accrued expenses	1,452	—		1,452
Amounts due to affiliates	46	—		46
Other liabilities	149	(74)	(d)	75
TOTAL LIABILITIES	23,160	(10,991)		12,169
Commitments and contingencies (Note 10)		—		—
NET ASSETS IN LIQUIDATION	$4,266	$—		$4,266

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q as of June 30, 2024.
(b)Represents adjustments to reflect the disposition of the San Francisco Assets. The sale price was $10.9 million, excluding closing costs and disposition fees.
(c)Represents the partial payoff of the SRT Loan that was secured by a deed in trust.
(d)Represents the adjustment for rental security deposit obligations transferred to the Purchaser upon disposition.
(e)Represents the exit fee to pay the lender per the terms of the loan agreement.
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
For the six months ended June 30, 2024
(Liquidation Basis, in thousands)

	Historical (a)	Transaction (b)	Pro Forma

Net assets in liquidation, beginning of period	$5,162	$—	$5,162
Change in net assets in liquidation
Change in liquidation value of investments in real estate	(1,260)	—	(1,260)
Change in estimated cash flow during liquidation	502	—	502
Change in estimated capital expenditures	—	—	—
Other changes, net	(138)	—	(138)
Changes in net assets in liquidation	(896)	—	(896)
Net assets in liquidation, end of period	$4,266	$—	$4,266

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q for the six months ended June 30, 2024.
(b)Amounts represent the historical operations of the San Francisco Assets as reflected in the historical statement of operations of Strategic Realty Trust Inc. for the six months ended June 30, 2024.
F-2